SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2003

ViaSat, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-21767	33-0174996
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6155 El Camino Real, Carlsbad, CA	92009
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 476-2200

Item 5. Other Events.
SIGNATURE

This Current Report on Form 8-K is filed by ViaSat, Inc., a Delaware corporation, in connection with the matters described herein.

Item 5. Other Events.

On September 16, 2003, Mark Dankberg, our Chairman, President and Chief Executive Officer, and his wife entered into a prepaid forward contract (“Contract”) with respect to 125,000 shares of our common stock (“Common Stock”). Subject to certain exceptions, on the settlement date (March 16, 2005) Mr. Dankberg and his wife will, at their option, either (a) deliver up to 125,000 shares subject to the Contract or (b) retain all or a portion of such 125,000 shares and deliver the cash equivalent of any shares so retained. If the closing price of the Common Stock on the settlement date is greater than $15.50, Mr. Dankberg and his wife will be entitled to deliver a lesser number of shares (the value of which is equal to 125,000 multiplied by the difference between such closing price, up to a maximum closing price of $18.60, and $15.50) on settlement of the transaction. In consideration of the foregoing arrangement, Mr. Dankberg and his wife received aggregate proceeds of approximately $1,731,156. The 125,000 shares subject to the Contract represents approximately 7.6% of the shares beneficially owned by Mr. Dankberg and his wife. This prepaid forward transaction is intended to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended.

During the current fiscal year we anticipate that additional members of our executive management team and/or directors may establish written trading plans under Rule 10b5-1, relating to future sales of our common stock. Plan participants and applicable terms will be disclosed upon establishment of such plans, as appropriate.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 18, 2003	VIASAT, INC.

By: /s/ Richard Baldridge

Richard Baldridge Executive Vice President and Chief Operating Officer